UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2007

ODYSSEY HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	000-33267 (Commission File Number)	43-1723043 (I.R.S. Employer Identification Number)

717 North Harwood Street, Suite 1500 Dallas, Texas (Address of principal executive offices)	75201 (Zip Code)
Registrant’s telephone number, including area code: (214) 922-9711
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     As previously disclosed in Odyssey HealthCare, Inc.’s (the “Company”) Current Report on Form 8-K as filed with the Securities and Exchange Commission on November 20, 2007, Woodrin Grossman advised the Company that he will retire from his position as Senior Vice President, Strategy and Development of the Company, effective as of the close of business on December 31, 2007.
     In connection with Mr. Grossman’s retirement, the Company and Mr. Grossman entered into an Amendment, dated December 20, 2007 (the “Amendment”), to Mr. Grossman’s Employment Agreement, made and entered into effective as of January 16, 2006, with the Company (the “Employment Agreement”), which amended the Employment Agreement to provide, among other matters specified therein, that on December 31, 2007, Mr. Grossman will become entitled to receive substantially the same compensation and benefits that Mr. Grossman would have become entitled to receive if his employment were terminated by the Company without cause or by Mr. Grossman’s resignation for good reason on such date.
     A copy of the Amendment is attached as Exhibit 10.1. The foregoing summary description of the Amendment is not complete and is qualified in its entirety by the complete text of such document, a copy of which is attached as an exhibit hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibit.

10.1	Amendment to Employment Agreement, dated December 21, 2007, between the Company and Woodrin Grossman.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY HEALTHCARE, INC.
Date: December 28, 2007	By:	/s/ R. Dirk Allison
R. Dirk Allison
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1	Amendment to Employment Agreement, dated December 21, 2007, between the Company and Woodrin Grossman.